uVuMobile, Inc.
Notes to Consolidated Financial Statements
(unaudited)

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 7, 2008 on the financial statement of uVuMobile, Inc for the year ended December 31, 2007, included herein on the registration statement of uVuMobile, Inc. on Form S-1, and to the reference of our firm under the heading “Experts” in the prospectus.

SHERB & CO, LLP
/s/ SHERB & CO, LLP
Certified Public Accountants

Boca Raton, Florida
April 17, 2008